EXHIBIT 23.1


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


     As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement of our report dated January 18, 1996 included in Provident Bancorp, Inc.'s Form 10-K for the year ended December 31, 1995, and to all references to our Firm included in this Registration Statement.


                                           Ernst & Young, LLP


Cincinnati, Ohio
December 2, 1996